AMENDMENT NUMBER ONE TO CUSTODY, RECORDKEEPING
                      AND ADMINISTRATIVE SERVICES AGREEMENT


      This Amendment Number One amends and supplements the Custody, Recordkeeping and Administrative Services Agreement dated August 6, 2001 (the "Custody, Recordkeeping and Administrative Services Agreement") by and between UMB Bank, n.a. (the "Bank"), Scout Investment Advisors, Inc. (the "Company"), and Sunstone Financial Group, Inc. The parties agree that the following terms and conditions shall apply to and amend and restate the Custody, Recordkeeping and Administrative Services Agreement:

1. Sunstone Financial Group, Inc. has changed its name to UMB Fund Services, Inc. Accordingly, all references to "Sunstone" in the Agreement are cancelled and replaced by "UMBFS".

2. All of the remaining terms and conditions contained in the Custody, Recordkeeping and Administrative Services Agreement are hereby restated as originally set forth in the Custody, Recordkeeping and Administrative Services Agreement and incorporated by reference into this Amendment Number One.



IN WITNESS WHEREOF, the undersigned have executed this Amendment Number One effective the ______ day of ________________, 2002.


 UMB BANK, N.A.


By:
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         (Signature)

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         (Name)

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         (Title)

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SCOUT INVESTMENT ADVISORS, INC.


By:
   -----------------------------------
         (Signature)

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         (Name)

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         (Title)



UMB FUND SERVICES, INC.


By:
   -----------------------------------
         (Signature)

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         (Name)

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         (Title)

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